Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the accompanying Annual Report of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), on Form 10-K for the period ended June 30, 2016 (the “Report”), I, Leland P. Maxwell , Interim Chief Financial Officer of the Company, hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 13, 2016	/s/ Leland P. Maxwell
Leland P. Maxwell, Interim Chief Financial Officer